Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
July 30, 2007

RECORD SECOND QUARTER AND FIRST HALF OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, July 30, 2007 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced record operating results for the quarter ended June 30, 2007, including a 34.4% increase in revenues and a 11.9% increase in funds from operations (“FFO”) per share compared to the second quarter for 2006. Additionally, the company announced an increase of 14.3% in FFO per share for the six months ended June 30, 2007 compared to the same period for 2006. Highlights include:

Operating Results:

•	Revenues and net earnings and FFO available to common shareholders:

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues	$46,421	$34,547	$87,532	$68,478
Net earnings available to common shareholders	$46,959	$79,199	$71,967	$101,645
Net earnings per common share (diluted)	$0.70	$1.37	$1.13	$1.77
FFO available to common shareholders	$31,481	$24,504	$61,092	$48,131
FFO per common share (diluted)	$0.47	$0.42	$0.96	$0.84

•	Investment Portfolio occupancy was 98.4% at June 30, 2007.

Investments and Dispositions for the quarter ended June 30, 2007:

•	Investments:

¡	$337.8 million in the Investment Portfolio, including acquiring 138 properties with an aggregate 933,000 square feet of gross leasable area

¡	$15.5 million in the Inventory Portfolio, including acquiring two properties and funding $12.0 million of development

•	Dispositions:
¡	Nine Investment properties with an aggregate 328,000 square feet of gross leasable area, with net proceeds of $53.5 million, resulting in a gain of $22.6 million

¡	16 Inventory properties with net proceeds of $38.7 million

450 S. Orange Ave., Suite 900 | Orlando, FL 32801
(800) NNN-REIT | www.nnnreit.com

Investments and Dispositions for the six months ended June 30, 2007:

•	Investments:

¡	$404.4 million in the Investment Portfolio, including acquiring 163 properties with an aggregate 1,047,000 square feet of gross leasable area

¡	$31.4 million in the Inventory Portfolio, including acquiring five properties and funding $ 22.4 million of development

•	Dispositions:

¡	14 Investment properties with an aggregate 388,000 square feet of gross leasable area, with net proceeds of $61 million, resulting in a gain of $24.4 million

¡	39 Inventory properties with net proceeds of $96.2 million

Capital transactions for the quarter ended June 30, 2007:

•	Issued 551,577 shares of common stock generating $13.1 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan.

•

Issued 750,000 shares of common stock on April 2, 2007 generating net proceeds of $17.7 million in connection with underwriters’ exercising their over allotment option related to our first quarter 2007 common stock offering.

National Retail also announced today that it expects FFO to be higher than the previously issued guidance for 2007. FFO per diluted common share for 2007 is now expected to be in the range of $1.83 to $1.87 per share, the midpoint of which represents a 10.8% increase over 2006 FFO per diluted common share. This equates to net earnings before any gains or losses from the sale of Investment properties of $1.38 to $1.42 per share plus $0.45 per share of expected real estate related depreciation and amortization. The company also announced that it currently expects full-year Investment property acquisitions to total approximately $600 to $700 million in 2007. This guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “The second quarter was by far the most successful in the history of NNN. Every area of our company is executing well and this is driving our excellent FFO per share growth. Our performance in the first half of 2007 plus the visibility on our acquisition pipeline leads us to believe that 2007 will be a record year for NNN. Also, we were very pleased to increase our common dividend by 6% in the second quarter. Our capital recycling efforts continue to yield improved returns and we have generated approximately $78 million through additional property sales since the end of the second quarter.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of June 30, 2007, the company owned 859 Investment properties in 43 states with a gross leasable area of approximately 10 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on July 30, 2007 at 2:00 p.m. EDT to review these results. The call can be accessed on National Retail’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. These held for sale properties have not historically been classified as discontinued operations; prior period comparable condensed consolidated financial statements have been restated to include these properties in its earnings from discontinued operations. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common shareholders are not affected.

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Income Statement Summary
Revenues:
Rental and earned income	$42,842	$30,082	$80,240	$59,444
Real estate expense reimbursement from tenants	1,478	892	2,747	1,739
Interest and other income from real estate transactions	957	1,626	2,157	3,051
Interest income on mortgage residual interests	1,144	1,947	2,388	4,244

	46,421	34,547	87,532	68,478

Disposition of real estate, Inventory Portfolio:
Gross proceeds	—	4,711	825	21,451
Costs	—	(4,148)	(493)	(14,444)

Gain	—	563	332	7,007
Operating expenses:
General and administrative	5,946	6,777	12,267	13,618
Real estate	1,982	1,429	3,862	2,740
Depreciation and amortization	7,729	5,210	14,622	10,413
Impairment – mortgage residual interests valuation adjustment	—	842	—	2,662
Restructuring costs	—	1,580	—	1,580

	15,657	15,838	30,751	31,013

Other expenses (revenues):
Interest and other income	(1,024)	(1,015)	(2,327)	(1,831)
Interest expense	12,443	11,192	23,545	23,273

	11,419	10,177	21,218	21,442

Income tax benefit	2,421	3,435	5,217	5,294
Minority interest	148	(184)	334	(3,292)
Equity in earnings of unconsolidated affiliate	—	228	—	195

Earnings from continuing operations	21,914	12,574	41,446	25,227
Earnings from discontinued operations:
Real estate, Investment Portfolio	24,948	65,312	28,359	74,370
Real estate, Inventory Portfolio, net of income tax expense and minority interest	1,793	2,315	5,554	4,052

	26,741	67,627	33,913	78,422

Net earnings	48,655	80,201	75,359	103,649
Series A Preferred Stock dividends	—	(1,002)	—	(2,004)
Series B Convertible Preferred Stock dividends	—	—	—	(419)
Series C Redeemable Preferred Stock dividends	(1,696)	—	(3,392)	—

Net earnings available to common shareholders – basic	46,959	79,199	71,967	101,226
Series B Convertible Preferred Stock dividends, if dilutive	—	—	—	419

Net earnings available to common shareholders – diluted	$46,959	$79,199	$71,967	$101,645

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Weighted average common shares outstanding:
Basic	66,432	57,259	63,399	56,368

Diluted	66,664	57,785	63,596	57,376

Net earnings per share available to common shareholders:
Basic:
Continuing operations	$0.31	$0.20	$0.60	$0.41
Discontinued operations	0.40	1.18	0.54	1.39

Net earnings	$0.71	$1.38	$1.14	$1.80

Diluted:
Continuing operations	$0.30	$0.20	$0.59	$0.40
Discontinued operations	0.40	1.17	0.54	1.37

Net earnings	$0.70	$1.37	$1.13	$1.77

Supplemental Information:

Percentage rent	$141	$55	$599	$511

Earned income from direct financing leases	$1,764	$2,356	$3,585	$4,758
Decrease in real estate classified as direct financing leases	(2,406)	(3,098)	(4,867)	(6,276)

Net direct financing lease adjustment	(642)	(742)	(1,282)	(1,518)
Accrued rental income (straight-line)	701	3,371	1,391	4,127

Net lease accounting adjustments	$59	$2,629	$109	$2,609

Net Inventory Portfolio gain on disposition	$1,714	$2,343	$6,383	$6,724

Capitalized interest	$826	$551	$1,444	$1,032

Scheduled debt principal amortization (excluding maturities)	$451	$419	$902	$1,171

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Reconciliation of net earnings to FFO and FFO available to common shareholders:
Net earnings	$48,655	$80,201	$75,359	$103,649
Real estate depreciation and amortization:
Continuing operations	7,149	4,752	13,459	9,343
Discontinued operations	19	179	75	1,580
Partnership real estate depreciation	—	140	—	280
Partnership gain on sale of asset	—	(265)	—	(265)
Gain on disposition of real estate Investment Portfolio	(22,646)	(59,501)	(24,409)	(64,452)

FFO	33,177	25,506	64,484	50,135
Series A Preferred Stock dividends	—	(1,002)	—	(2,004)
Series B Convertible Preferred Stock dividends	—	—	—	(419)
Series C Redeemable Preferred Stock dividends	(1,696)	—	(3,392)	—

FFO available to common shareholders – basic	31,481	24,504	61,092	47,712
Series B Convertible Preferred Stock dividends – if dilutive	—	—	—	419

FFO available to common shareholders – diluted	$31,481	$24,504	$61,092	$48,131

FFO per share:
Basic	$0.47	$0.43	$0.96	$0.85

Diluted	$0.47	$0.42	$0.96	$0.84

Real Estate Disposition Summary

	Quarter Ended June 30,				Six Months Ended June 30,
	2007		2006		2007		2006
	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	—	$—	1	$563	1	$332	2	$7,007
Discontinued operations:
Investment Portfolio	9	22,646	3	59,501	14	24,409	6	64,452
Inventory Portfolio	16	1,893	18	2,566	38	6,230	26	3,726
Minority interest, Inventory Portfolio	—	(179)	—	(787)	—	(179)	—	(4,009)

	25	$24,360	22	$61,843	53	$30,792	34	$71,176

Reconciliation of gain on disposition of type:
Inventory Portfolio:
Development	3	$1,018	2	$1,661	8	$2,814	4	$8,458
Exchange	13	875	17	1,468	31	3,748	24	2,275
Minority interest, Development	—	(179)	—	(787)	—	(179)	—	(4,009)

Total Inventory gain	16	1,714	19	2,342	39	6,383	28	6,724
Investment Portfolio	9	22,646	3	59,501	14	24,409	6	64,452

	25	$24,360	22	$61,843	53	$30,792	34	$71,176

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations – Investment Portfolio: In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset that was held for sale at June 30, 2007, as discontinued operations. The following is a summary of earnings from discontinued operations from the Investment Portfolio.

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Rental and earned income	$2,195	$7,787	$3,906	$15,556
Real estate expense reimbursement from tenants	13	252	90	880
Interest and other income from real estate transactions	193	155	319	265

	2,401	8,194	4,315	16,701

Expenses:
General and administrative	(46)	69	(46)	94
Real estate	31	876	147	2,563
Interest	—	672	—	1,959
Depreciation and amortization	19	179	75	1,580
Impairment – real estate	95	420	189	420

	99	2,216	365	6,616

Gain on disposition of real estate	22,646	59,501	24,409	64,452
Loss on extinguishment of mortgage payable	—	(167)	—	(167)

Earnings from discontinued operations	$24,948	$65,312	$28,359	$74,370

Earnings from Discontinued Operations – Inventory Portfolio:
Revenues:
Rental income	$2,206	$2,076	$5,056	$4,002
Real estate expense reimbursement from tenants	164	102	461	150
Interest and other income from real estate transactions	40	—	45	—

	2,410	2,178	5,562	4,152

Disposition of real estate:
Gross proceeds	40,355	18,192	100,008	27,253
Costs	(38,462)	(15,626)	(93,778)	(23,527)

Gain	1,893	2,566	6,230	3,726

Expenses:
General and administrative	16	52	24	53
Real estate	368	126	796	155
Depreciation and amortization	12	—	32	—
Interest	594	179	1,410	315

	990	357	2,262	523

Income tax expense	(1,097)	(1,417)	(3,398)	(2,479)
Minority interest	(423)	(655)	(578)	(824)

Earnings from discontinued operations	$1,793	$2,315	$5,554	$4,052

National Retail Properties, Inc.

(in thousands)

Balance Sheet Summary	June 30, 2007	December 31, 2006
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$2,516	$1,675
Restricted cash	37,707	36,587
Receivables, net of allowance	6,258	7,915
Mortgages, notes and accrued interest receivable, net of allowance	42,158	30,945
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization:
Held for investment	1,797,937	1,431,428
Held for sale	9,568	9,568
Accounted for using the direct financing method:
Held for investment	41,962	53,693
Held for sale	17,249	17,641
Real estate, Inventory Portfolio, held for sale	169,827	228,159
Mortgage residual interests	28,384	31,512
Accrued rental income, net of allowance	25,590	26,413
Other assets	39,887	41,249

Total assets	$2,219,043	$1,916,785

Liabilities and shareholders’ equity:
Line of credit payable	172,600	28,000
Mortgages payable	34,991	35,892
Notes payable – secured	22,500	24,500
Notes payable – convertible	172,500	172,500
Notes payable, net of unamortized discount	489,876	489,804
Financing lease obligation	26,041	26,041
Income tax liability	3,579	6,340
Other liabilities	46,347	36,105
Minority interest	1,382	1,098
Shareholders’ equity	1,249,227	1,096,505

Total liabilities and equity	$2,219,043	$1,916,785

Common shares outstanding	67,075	59,823

Gross leasable area, Investment Portfolio	10,000	9,341

Note 1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K reflecting reclassifications for discontinued operations within the Investment Portfolio.

Orange Avenue Mortgage Investments, Inc. (“OAMI”)

(in thousands)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has been over $20.5 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	June 30, 2007	December 31, 2006
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$179	$823
Restricted cash	20,369	17,165
Receivables and other assets	4,411	5,246
Mortgage residual interests	28,384	31,512

	$53,343	$54,746

Liabilities:
Notes payable – secured	$22,500	$24,500
Income tax liability	7,988	9,480
Other liabilities	149	410

	$30,637	$34,390

Minority interest	$1,701	$1,217

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Interest income on mortgage residual interests	$1,144	$1,947	$2,388	$4,244
Interest and other income	430	404	1,132	800

	1,574	2,351	3,520	5,044
Expenses:
General and administrative	85	177	210	347
Amortization	51	66	115	133
Impairment – mortgage residual interests valuation adjustments	—	842	—	2,662
Interest	619	718	1,232	1,424

	755	1,803	1,557	4,566

Income tax benefit	689	1,337	1,459	2,695
Minority interest	(203)	(225)	(484)	(304)

Net earnings	$1,305	$1,660	$2,938	$2,869

Note 1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K.

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		As of June 30,
	Line of Trade	2007 (1)	2006 (2)
1.	Convenience stores	24.5%	15.2%
2.	Restaurants – full service	10.6%	6.3%
3.	Drug stores	6.6%	10.5%
4.	Sporting goods	5.8%	7.9%
5.	Books	4.8%	6.3%
6.	Consumer electronics	4.7%	6.0%
7.	Restaurants – limited service	4.2%	5.1%
8.	Grocery	3.9%	6.9%
9.	Furniture	3.4%	5.0%
10.	Travel plazas	3.3%	3.8%
11.	Office supplies	3.2%	4.5%
12.	Car washes	2.5%	—
13.	Family entertainment centers	2.4%	—
14.	Auto dealerships	2.1%	2.3%
15.	General merchandise	2.0%	2.8%
16.	Beer, wine and liquor	1.9%	2.3%
17.	Craft, fabric and novelty	1.6%	1.7%
18.	Equipment rental	1.6%	2.1%
19.	Home furnishings	1.6%	2.6%
20.	Automotive parts	1.5%	0.1%
	Other	7.8%	8.6%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	21.3%	6.	Illinois	3.5%
2.	Florida	12.0%	7.	Virginia	3.4%
3.	North Carolina	7.4%	8.	Ohio	3.3%
4.	Georgia	5.1%	9.	Missouri	3.2%
5.	Pennsylvania	4.5%	10.	Colorado	3.1%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2007	0.2%	4	89,000	2013	4.8%	32	721,000
2008	1.2%	17	275,000	2014	5.9%	36	568,000
2009	2.3%	26	519,000	2015	3.7%	23	574,000
2010	3.4%	37	394,000	2016	3.4%	21	456,000
2011	2.5%	21	347,000	2017	5.5%	26	703,000
2012	4.3%	35	561,000	Thereafter	62.8%	567	4,540,000

(1)	Based on annual base rent of $177,858,000, which is the annualized base rent for all leases in place as of June 30, 2007.
(2)	Based on annual base rent of $136,739,000, which is the annualized base rent for all leases in place as of June 30, 2006.
(3)	Square feet.